EXHIBIT 99.2
CONSULIER ENGINEERING, INC.
2391 Old Dixie Highway
Riviera Beach, Florida 33404
December 23, 2005
Dear Stockholders:
On or about November 14, 2005, we sent to stockholders of record of Consulier Engineering, Inc. as of October 14, 2005, an information statement regarding actions taken by written consent in lieu of an annual meeting, as well as a copy of Consulier’s amended 2004 annual report on Form 10-KSB.
With a view to giving those stockholders an opportunity to attend a presentation by our management, as well as ask questions, we invite you to attend an informational annual meeting for Consulier stockholders, to be held at 9:00 a.m. Eastern Standard Time on December 30, 2005, at the offices of our legal counsel, Simon & Simon Chartered Attorneys, 8295 North Military Trail, Suite C, Palm Beach Gardens, Florida 33410.
Please note that no actions will be voted on at this meeting. We are not asking you for a proxy, and we ask that you not send us one. We are holding this meeting at the request of the NASDAQ Stock Market, Inc.
Please feel free to call us at (561) 842-2492 if you have any questions. We thank you for your continued interest in Consulier Engineering, Inc.

For the Board of Directors of Consulier Engineering, Inc.
By:	/s/ Alan R. Simon
Alan R. Simon, Secretary